Preferred Apartment Communities, Inc. to be Acquired by Blackstone Real Estate Income Trust

All-Cash Transaction For $25 Per Share of Common Stock Valued at Approximately $5.8 Billion

ATLANTA & NEW YORK -- February 16, 2022 -- Preferred Apartment Communities (NYSE: APTS) ("PAC" or the "Company") today announced that it has entered into a definitive agreement with Blackstone Real Estate Income Trust, Inc. (“BREIT”), under which BREIT will acquire all outstanding shares of common stock of PAC for $25.00 per share in an all-cash transaction valued at approximately $5.8 billion.

Under the terms of the agreement, BREIT will acquire PAC, which includes 44 high-quality multifamily communities totaling approximately 12,000 units concentrated largely in Atlanta, Orlando, Tampa, Jacksonville, Charlotte and Nashville, and 54 grocery-anchored retail assets comprising approximately six million square feet located mostly in Atlanta, Orlando, Nashville and Raleigh. BREIT will also acquire the Company’s two Sun Belt office properties and 10 mezzanine / preferred equity investments collateralized by under construction and newly-built multifamily assets.

Joel T. Murphy, PAC’s Chairman and Chief Executive Officer, said, “This transaction is an excellent outcome for our stockholders and the culmination of the hard work our first-class team has done over the past few years to simplify and refocus our portfolio.”

Howard A. McLure, PAC’s Lead Independent Director, added, “Our focus from the outset has been on delivering the best possible outcome for all our stockholders. I would like to thank our entire Board, our team of outside advisors and the PAC management team for their collective efforts in bringing about this result.”

Jacob Werner, Co-Head of Americas Acquisitions for Blackstone Real Estate, said, “We are pleased to acquire Preferred Apartment Communities and its portfolio of high-quality multifamily assets in key Sun Belt markets, which represents a significant majority of the Company’s value. Investing using BREIT’s perpetual capital will enable us to be long-term owners of these vibrant communities. The Company’s grocery anchored retail portfolio performance has also been strong and resilient, and we believe these types of necessity-oriented assets located in areas with growing populations are well-positioned for continued growth.”

Werner continued, “The Company has a terrific property management and operations team that shares our commitment to being best-in-class owners. They have deep relationships and real estate expertise within the Sun Belt region, and we look forward to working closely with them to grow the business and continue to deliver a great experience for residents and tenants.”

The purchase price represents a premium of approximately 39% over the unaffected closing stock price on February 9, 2022, the date prior to a media article reporting that the Company was exploring strategic options including a sale, and a premium of approximately 60% to the 90-day volume-weighted average price through that date.

Transaction Terms, Timing and Approvals

The holders of each series of PAC’s preferred stock will receive the $1,000 per share liquidation preference for each share plus accrued but unpaid dividends. Subject to and upon completion of the transaction, PAC’s common stock will no longer be listed on the New York Stock Exchange, and PAC will be owned by BREIT.

The transaction has been unanimously approved by PAC’s Board of Directors and is expected to close in the second quarter of 2022, subject to approval by PAC’s stockholders and other customary closing conditions. The merger agreement also includes a 30-day “go-shop” period that will expire on March 18, 2022. There can be no assurance that this process will result in a superior proposal, and PAC does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or is otherwise required.

Advisors

Jones Lang LaSalle Limited, BofA Securities, Lazard Frères & Co. LLC and Wells Fargo Securities LLC are serving as BREIT’s financial advisors, and Simpson Thacher & Bartlett LLP is acting as BREIT’s legal counsel.

Goldman Sachs & Co. LLC is serving as PAC’s lead financial advisor. KeyBanc Capital Markets, Inc., is also serving as financial advisor to PAC. King & Spalding LLP and Vinson & Elkins LLP are serving as the Company’s legal counsel.

About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating multifamily real estate loans. As of September 30, 2021, the Company owned or was invested in 107 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.

Blackstone Real Estate Income Trust
Blackstone Real Estate Income Trust, Inc. (BREIT) is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors. BREIT invests primarily in stabilized, income-generating U.S. commercial real estate across key property types and to a lesser extent in real estate debt investments. BREIT is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $279 billion in investor capital under management. Further information is available at www.breit.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements that contain our and BREIT’s respective current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company and/or BREIT, which reflect their respective management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and/or BREIT, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) the parties may be unable to satisfy the conditions to closing; (ii) the proposed transaction may involve unexpected costs, liabilities or delays; (iii) the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (v) the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; (vi) the possible failure of the Company to maintain its qualification as a REIT; (vii) stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (viii) the Company may be adversely affected by other economic, business or competitive factors; (ix) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement; and (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in each of the Company’s and BREIT’s respective filings with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we, BREIT or persons acting on our or BREIT’s behalf may issue.

Except as otherwise required by applicable law, each of the Company and BREIT disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release. The Company and BREIT claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information for PAC Stockholders
This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company (when available) at its website, www.pacapts.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Preferred Apartment Communities, Inc., to the attention of the Corporate Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327.

Participants in the Solicitation
The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 15, 2021 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Preferred Apartment Communities, Inc. Contacts
Investors
Paul Cullen, Executive Vice President-Investor Relations
(770) 818-4144
PCullen@pacapts.com

Media
Longacre Square Partners
Dan Zacchei / Joe Germani
DZacchei@longacresquare.com / JGermani@longacresquare.com

Blackstone Media Contact
Jeffrey Kauth
(212) 583-5395
Jeffrey.Kauth@Blackstone.com